Exhibit 99.1

RISK FACTORS

The following risks and uncertainties could have a material adverse effect on our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operation, financial condition or results.

Unless otherwise stated or the context otherwise indicates, references in these Risk Factors to “Provident,” the “Company,” “we,” “us” or “our” refer to Provident Financial Services, Inc. and its consolidated subsidiaries, references to “Lakeland” refer to Lakeland Bancorp, Inc. and its consolidated subsidiaries, references to the “merger agreement” refer to that certain Agreement Plan of Merger, dated as of September 26, 2022, as amended, by and among Provident, NL 239 Corp., a Delaware corporation and a direct, wholly owned subsidiary of Provident (the “Merger Sub”), and Lakeland.

Under the merger agreement, the Merger Sub will merge with and into Lakeland, with Lakeland as the surviving entity (the “merger”), and as soon as reasonably practicable following the merger, Lakeland will merge with and into Provident, with Provident as the surviving entity (the “holdco merger”). At a date and time following the holdco merger as determined by Provident, Lakeland Bank, a New Jersey state-charted commercial bank and a wholly owned subsidiary of Lakeland (“Lakeland Bank”), will merge with and into Provident Bank, a New Jersey state-chartered savings bank and a wholly owned subsidiary of Provident (“Provident Bank”), with Provident Bank as the surviving bank (the “bank merger” and, together with the merger and the holdco merger, the “mergers”).

Risks Relating to the Consummation of the Merger and Provident Following the Merger

Because the market price of Provident common stock may fluctuate, Lakeland shareholders cannot be certain of the market value of the merger consideration they will receive.

In the merger, each share of Lakeland common stock issued and outstanding immediately prior to the effective time, except for shares of Lakeland common stock owned by Lakeland as treasury stock or owned by Lakeland or Provident (in each case, other than shares of Lakeland common stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (ii) held, directly or indirectly, by Lakeland or Provident in respect of debts previously contracted), will be converted into 0.8319 of a share of Provident common stock. This exchange ratio is fixed and will not be adjusted for changes in the market price of either Provident common stock or Lakeland common stock. Changes in the price of Provident common stock between now and the time of the merger will affect the value that Lakeland shareholders will receive in the merger. Neither Provident nor Lakeland is permitted to terminate the merger agreement as a result of any increase or decrease in the market price of Provident common stock or Lakeland common stock.

Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Provident’s and Lakeland’s businesses, operations and prospects, the recent volatility in the prices of securities in global financial markets, including market prices of Provident, Lakeland and other banking companies, the effects of regulatory considerations and tax laws, many of which are beyond Provident’s and Lakeland’s control. Therefore, at the time of the Provident special meeting and the Lakeland special meeting, Provident stockholders and Lakeland shareholders will not know the market value of the consideration that Lakeland shareholders will receive at the effective time. You should obtain current market quotations for shares of Provident common stock (NYSE: PFS) and for shares of Lakeland common stock (NASDAQ: LBAI).

The market price of Provident common stock after the merger may be affected by factors different from those currently affecting the shares of Provident common stock or Lakeland common stock.

In the merger, Lakeland shareholders will become Provident stockholders. Provident’s business differs from that of Lakeland and certain adjustments may be made to Provident’s business as a result of the merger. Accordingly, the results of operations of the combined company and the market price of Provident common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Provident and Lakeland.

Provident and Lakeland are expected to incur substantial costs related to the merger and integration.

Provident and Lakeland have incurred and expect to incur a number of non-recurring costs associated with the merger. These costs include legal, financial advisory, accounting, consulting and other advisory fees, severance/employee benefit-related costs, public company filing fees and other regulatory fees, financial printing and other printing costs and other related costs. Some of these costs are payable by either Provident or Lakeland regardless of whether the merger is completed.

Provident and Lakeland have incurred and expect to incur significant, non-recurring costs in connection with negotiating the merger agreement and closing the merger. In addition, the combined company will incur integration costs following the completion of the merger as Provident and Lakeland integrate their businesses, including facilities and systems consolidation costs and employment-related costs. Provident and Lakeland may also incur additional costs to maintain employee morale and to retain key employees. There are a large number of processes, policies, procedures, operations, technologies and systems that may need to be integrated, including purchasing, accounting and finance, payroll, compliance, treasury management, branch operations, vendor management, risk management, lines of business, pricing and benefits. While Provident and Lakeland have assumed that a certain level of costs will be incurred, there are many factors beyond their control that could affect the total amount or the timing of the integration costs. Moreover, many of the costs that will be incurred are, by their nature, difficult to estimate accurately. These integration costs may result in the combined company taking charges against earnings following the completion of the merger, and the amount and timing of such charges are uncertain at present. There can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset these transaction and integration costs over time.

Combining Provident and Lakeland may be more difficult, costly or time-consuming than expected, and Provident and Lakeland may fail to realize the anticipated benefits of the merger.

This is a merger transaction combining two (2) financial institutions of relatively similar asset size. The success of the merger will depend, in part, on the ability to realize the anticipated cost savings from combining the businesses of Provident and Lakeland. To realize the anticipated benefits and cost savings from the merger, Provident and Lakeland must successfully integrate and combine their businesses in a manner that permits those cost savings to be realized, without adversely affecting current revenues and future growth. If Provident and Lakeland are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings of the merger could be less than anticipated, and integration may result in additional and unforeseen expenses.

An inability to realize the full extent of the anticipated benefits of the merger and the other transactions contemplated by the merger agreement, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, levels of expenses and operating results of the combined company following the completion of the merger, which may adversely affect the value of the common stock of the combined company following the completion of the merger.

Provident and Lakeland have operated and, until the completion of the merger, must continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the companies’ ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. Integration efforts between the two (2) companies may also divert management attention and resources. These integration matters could have an adverse effect on each of Provident and Lakeland during this transition period and for an undetermined period after completion of the merger on the combined company.

Furthermore, the board of directors and executive leadership of the combined company will consist of former directors and executive officers from each of Provident and Lakeland. Combining the boards of directors and management teams of each company into a single board and a single management team could require the reconciliation of differing priorities and philosophies.

Litigation related to the merger has been filed against Provident, the Provident board of directors, Lakeland and the Lakeland board of directors, and additional litigation may be filed against Lakeland, the Lakeland board of directors, Provident and the Provident board of directors in the future, which could prevent or delay the completion of the merger, result in the payment of damages or otherwise negatively impact the business and operations of Provident and Lakeland.

Litigation related to the merger has been filed against Provident, the Provident board of directors, Lakeland and the Lakeland board of directors, and additional litigation may be filed against Provident, the Provident board of directors, Lakeland and the Lakeland board of directors in the future. The outcome of any litigation is uncertain. One of the conditions to the closing is that no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint preventing the consummation of the merger, the holdco merger, the bank merger or any of the other transactions contemplated by the merger agreement be in effect. If any plaintiff were successful in obtaining an injunction prohibiting Provident or Lakeland from completing the merger, the holdco merger, the bank merger or any of the other transactions contemplated by the merger agreement, then such injunction may delay or prevent the effectiveness of the merger and could result in significant costs to Provident and/or Lakeland, including costs in connection with the defense or settlement of any shareholder lawsuits filed in connection with the merger and costs associated with the indemnification of directors and officers of each company. Further, such lawsuits and the defense or settlement of any such lawsuits may have an adverse effect on the financial condition and results of operations of Provident and Lakeland and could prevent or delay the completion of the merger.

The future results of the combined company following the merger may suffer if the combined company does not effectively manage its expanded operations.

Following the merger, the size of the business of the combined company will increase beyond the current size of either Provident’s or Lakeland’s business. The combined company’s future success will depend, in part, upon its ability to manage this expanded business, which may pose challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The combined company may also face increased scrutiny from governmental authorities as a result of the increased size of its business. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, revenue enhancement or other benefits currently anticipated from the merger.

The combined company may be unable to retain Provident and/or Lakeland personnel successfully after the merger is completed.

The success of the merger will depend in part on the combined company’s ability to retain the talents and dedication of key employees currently employed by Provident and Lakeland. It is possible that these employees may decide not to remain with Provident or Lakeland, as applicable, while the merger is pending or with the combined company after the merger is consummated. If Provident and Lakeland are unable to retain key employees, including management, who are critical to the successful integration and future operations of the companies, Provident and Lakeland could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment costs. In addition, following the merger, if key employees terminate their employment, the combined company’s business activities may be adversely affected, and management’s attention may be diverted from successfully hiring suitable replacements, all of which may cause the combined company’s business to suffer. Provident and Lakeland also may not be able to locate or retain suitable replacements for any key employees who leave either company.

As a result of the mergers, the combined company will become subject to additional requirements and restrictions imposed by the DOJ.

On September 28, 2022, Lakeland Bank entered into a consent order with the DOJ to resolve allegations of violations of the Fair Housing Act and Equal Credit Opportunity Act within the Newark, NJ-PA Metro Division, as constituted in 2015 (the “DOJ Consent Order”). The DOJ Consent Order was approved by the U.S. District Court for the District of New Jersey on September 29, 2022. The DOJ Consent Order requires Lakeland Bank to, among other things, invest $12 million over five years in a loan subsidy fund to increase credit opportunities to residents of majority-Black and Hispanic census tracts in Essex, Morris, Somerset, Sussex and Union Counties, New Jersey (the “Newark Lending Area”), and devote a minimum of $400,000 over five years toward community development partnership contributions in the Newark Lending Area and $150,000 per year over five years toward advertising, community outreach, and credit repair and education in the Newark Lending Area. Pursuant to the terms of the consent order, Lakeland Bank will also establish two new full-service branches in majority-Black and Hispanic census tracts: one in Newark, New Jersey and one in the Newark Lending Area. In addition, Lakeland Bank must continue to maintain its full-time Community Development Officer position to oversee these efforts throughout the term of the consent order.

As required by the terms of the DOJ Consent Order, Provident Bank, as the resulting institution in the bank merger, has agreed to and will assume all obligations under the DOJ Consent Order in connection with the bank merger. Both Provident Bank and Lakeland Bank are committed to full compliance with the DOJ Consent Order. However, achieving such compliance could require Lakeland Bank, prior to the completion of the merger, to expend significant management attention and incur unanticipated costs and expenses. The combined bank could similarly be required to expend significant management attention and incur unanticipated costs and expenses to achieve compliance with the DOJ Consent Order. Actions taken to achieve compliance with the DOJ Consent Order may affect Lakeland Bank’s and the combined bank’s business or financial performance and may require Lakeland Bank or the combined bank to reallocate resources away from existing businesses or to undertake significant changes to their respective businesses, operations, products and services and risk management practices. In addition, although the DOJ Consent Order resolved all claims by the DOJ against Lakeland Bank, Lakeland and its subsidiaries or, following the mergers, the combined company and its subsidiaries, could be subject to other enforcement actions relating to the alleged violations resolved by the DOJ Consent Order.

The unaudited pro forma condensed combined financial information included in this Current Report on Form 8-K is preliminary and the actual consideration to be issued in the merger as well as the actual financial condition and results of operations of the combined company after the merger may differ materially.

The unaudited pro forma condensed combined financial information in this Current Report on Form 8-K is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial information reflects adjustments, which are based upon preliminary estimates, to record the Lakeland identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The merger consideration value allocation reflected in this document is preliminary, and the final allocation thereof will be based upon the value of the actual merger consideration and the fair value of the assets and liabilities of Lakeland as of the date of the completion of the merger. Accordingly, the actual value of the merger consideration may vary significantly from the value used in preparing the unaudited pro forma condensed combined financial information in this document. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document.

Certain of Provident’s and Lakeland’s directors and executive officers may have interests in the merger that may differ from, or are in addition to, the interests of Provident stockholders and Lakeland shareholders.

Provident stockholders and Lakeland shareholders should be aware that some of Provident’s and Lakeland’s directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, those of Provident stockholders and Lakeland shareholders. These interests and arrangements may create potential conflicts of interest. The Provident and Lakeland boards of directors were aware of these respective interests and considered these interests, among other matters, when making their decisions to approve the merger agreement, and in recommending that, in the case of the Provident board of directors, Provident stockholders vote to approve the issuance of Provident common stock to Lakeland shareholders pursuant to the merger agreement and, in the case of the Lakeland board of directors, Lakeland shareholders vote to approve the merger agreement.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed.

The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. Those conditions include: (i) approval by Provident stockholders of the Provident share issuance proposal and approval by Lakeland shareholders of the Lakeland merger proposal; (ii) authorization for listing on the NYSE of the shares of Provident common stock to be issued in the merger, subject to official notice of issuance; (iii) the receipt of the requisite regulatory approvals, including the approval of the Federal Reserve Board, the FDIC and the NJDOBI; (iv) effectiveness of the registration statement on Form S-4 ; and (v) the absence of any order, injunction, decree or other legal restraint preventing the completion of the merger, the holdco merger, the bank merger or any of the other transactions contemplated by the merger agreement or making the completion of the merger, the holdco merger, the bank merger or any of the other transactions contemplated by the merger agreement illegal. Each party’s obligation to complete the merger is also subject to certain additional customary conditions, including (a) subject to applicable materiality standards, the accuracy of the representations and warranties of the other party, (b) the performance in all material respects by the other party of its obligations under the merger agreement, (c) the receipt by each party of an opinion from its counsel to the effect that the merger and the holdco merger, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code and (d) the execution and delivery by Provident Bank or Lakeland Bank, as applicable, of the bank merger agreement.

These conditions to the closing may not be fulfilled in a timely manner or at all, and, accordingly, the merger may not be completed. In addition, the parties can mutually decide to terminate the merger agreement at any time, before or after the requisite stockholder and shareholder approvals, or Provident or Lakeland may elect to terminate the merger agreement in certain other circumstances.

Failure to complete the merger could negatively impact Provident or Lakeland.

If the merger is not completed for any reason there may be various adverse consequences and Provident and/or Lakeland may experience negative reactions from the financial markets and from their respective customers and employees. For example, Provident’s or Lakeland’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of Provident common stock or Lakeland common stock could decline to the extent that current market prices reflect a market assumption that the merger will be beneficial and will be completed. Provident and/or Lakeland also could be subject to litigation related to any failure to complete the merger or to proceedings commenced against Provident or Lakeland to perform their respective obligations under the merger agreement. If the merger agreement is terminated under certain circumstances, either Provident or Lakeland may be required to pay a termination fee of $50 million to the other party.

Additionally, each of Provident and Lakeland has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of preparing, filing, printing and mailing this joint proxy statement/prospectus, and all filing and other fees paid in connection with the merger. If the merger is not completed, Provident and Lakeland would have to pay these expenses without realizing the expected benefits of the merger.

In connection with the merger, Provident will assume Lakeland’s outstanding debt obligations, and the combined company’s level of indebtedness following the completion of the merger could adversely affect the combined company’s ability to raise additional capital and to meet its obligations under its existing indebtedness.

In connection with the merger, Provident will assume Lakeland’s outstanding indebtedness. Provident’s existing debt, together with any future incurrence of additional indebtedness, and the assumption of Lakeland’s outstanding indebtedness, could have important consequences for the combined company’s creditors and the combined company’s stockholders. For example, it could:

•	limit the combined company’s ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	restrict the combined company from making strategic acquisitions or cause the combined company to make non-strategic divestitures;

•	restrict the combined company from paying dividends to its stockholders;

•	increase the combined company’s vulnerability to general economic and industry conditions; and

•

require a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on the combined company’s indebtedness, thereby reducing the combined company’s ability to use cash flows to fund its operations, capital expenditures and future business opportunities.

Provident and Lakeland will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Provident and Lakeland. These uncertainties may impair Provident’s or Lakeland’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Provident or Lakeland to seek to change existing business relationships with Provident or Lakeland. In addition, subject to certain exceptions, Provident and Lakeland have each agreed to operate its business in the ordinary course in all material respects and to refrain from taking certain actions that may adversely affect its ability to consummate the transactions contemplated by the merger agreement on a timely basis without the consent of the other party. These restrictions may prevent Provident and/or Lakeland from pursuing attractive business opportunities that may arise prior to the completion of the merger.

The announcement of the proposed merger could disrupt Provident’s and Lakeland’s relationships with their customers, suppliers, business partners and others, as well as their operating results and businesses generally.

Whether or not the merger is ultimately consummated, as a result of uncertainty related to the proposed transactions, risks relating to the impact of the announcement of the merger on Provident’s and Lakeland’s businesses include the following:

•	their employees may experience uncertainty about their future roles, which might adversely affect Provident’s and Lakeland’s ability to retain and hire key personnel and other employees;

•

customers, suppliers, business partners and other parties with which Provident and Lakeland maintain business relationships may experience uncertainty about their respective futures and seek alternative relationships with third parties, seek to alter their business relationships with Provident and Lakeland or fail to extend an existing relationship with Provident and Lakeland; and

•	Provident and Lakeland have each expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed merger.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact each party’s results of operations and financial condition.

The current volatile interest rate environment may adversely impact the fair value adjustments of investments and loans acquired in the merger.

Upon the closing of the merger, the combined company will need to adjust the fair value of Lakeland’s investment and loan portfolios. The persistently high interest rate environment could have the effect of increasing the magnitude of the purchase accounting marks relating to such fair value adjustments, thereby increasing initial tangible book value dilution, extending the tangible book value earn-back period, and negatively impacting the combined company’s capital ratios, which may result in the combined company taking steps to strengthen its capital position.

The Merger Agreement contains provisions granting both the Company and Lakeland the right to terminate the Merger Agreement in certain circumstances.

The Merger Agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the Merger Agreement if the merger is not completed on or prior to June 30, 2024. If the merger is not completed, the ongoing business of the Company could be adversely affected.

The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which may adversely affect the Company.

The merger is subject to customary conditions to closing, including the receipt of the final regulatory approvals. If any condition to the merger is not satisfied or waived, to the extent permitted by law, the merger will not be completed. In addition, the Company and Lakeland may terminate the Merger Agreement under certain circumstances even though the Merger Agreement has been approved by Lakeland’s shareholders and the share issuance has been approved by the Company’s shareholders. If the Company and Lakeland do not complete the merger, neither company would realize any of the expected benefits of having completed the merger. In addition, the market price of the Company’s common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger is not completed, additional risks could materialize, which could materially and adversely affect the business, financial condition and results of the Company.

The merger agreement limits Provident’s and Lakeland’s respective abilities to pursue alternatives to the merger and may discourage other companies from trying to acquire Provident or Lakeland.

The merger agreement contains “no shop” covenants that restrict each of Provident’s and Lakeland’s ability to, directly or indirectly, among other things, initiate, solicit, knowingly encourage or knowingly facilitate, inquiries or proposals with respect to, or, subject to certain exceptions generally related to the exercise of fiduciary duties by Provident’s and Lakeland’s respective board of directors, engage in any negotiations concerning, or provide any confidential or non-public information or data relating to, any alternative acquisition proposals. These provisions, which include a $50 million termination fee payable under certain circumstances, may discourage a potential third-party acquirer that might have an interest in acquiring all or a significant part of Provident or Lakeland from considering or proposing that acquisition.

The shares of Provident common stock to be received by Lakeland shareholders as a result of the merger will have different rights from the shares of Lakeland common stock.

In the merger, Lakeland shareholders will become Provident stockholders and their rights as stockholders will be governed by Delaware law and the governing documents of the combined company following the merger. The rights associated with Provident common stock are different from the rights associated with Lakeland common stock.

Provident stockholders and Lakeland shareholders will have reduced ownership and voting interest in the combined company after the consummation of the merger and will exercise less influence over management.

Provident stockholders and Lakeland shareholders currently have the right to vote in the election of the board of directors and on other matters affecting Provident and Lakeland, respectively. When the merger is completed, each Provident stockholder and each Lakeland shareholder will become a holder of common stock of the combined company, with a percentage ownership of the combined company that is smaller than the holder’s percentage ownership of either Provident or Lakeland individually, as applicable, prior to the consummation of the merger. Because of this, Lakeland shareholders may have less influence on the management and policies of the combined company than they now have on the management and policies of Lakeland, and Provident stockholders may have less influence on the management and policies of the combined company than they now have on the management and policies of Provident.

Issuance of shares of Provident common stock in connection with the merger may adversely affect the market price of Provident common stock.

In connection with the payment of the merger consideration, Provident expects to issue approximately 54.5 million shares of Provident common stock to Lakeland shareholders. The issuance of these new shares of Provident common stock may result in fluctuations in the market price of Provident common stock, including a stock price decrease.

Provident stockholders and Lakeland shareholders will not have appraisal rights or dissenters’ rights in the merger.

Appraisal rights (also known as dissenters’ rights) are statutory rights that, if applicable under law, enable stockholders or shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction.

Under Section 262 of the DGCL, Provident stockholders will not be entitled to appraisal rights in connection with the merger. If the merger is completed, Provident stockholders will not receive any consideration, and their shares of Provident common stock will remain outstanding and will constitute shares of Provident following the completion of the merger. Accordingly, Provident stockholders are not entitled to any appraisal rights in connection with the merger.

Under Title 14A, Chapter 11 of the NJBCA, shareholders have the right to dissent from any plan of merger or consolidation to which the corporation is a party, and to demand payment for the fair value of their shares. However, unless the corporation’s certificate of incorporation otherwise provides, dissenters’ rights of appraisal do not apply to any plan of merger or consolidation with respect to shares (i) of a class or series which is listed on a national securities exchange or is held of record by not less than one thousand (1,000) holders or (ii) for which, pursuant to the plan of merger or consolidation, such shareholder will receive (a) cash, (b) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than one thousand (1,000) holders, or (c) cash and such securities. The Lakeland certificate of incorporation is silent as to dissenters’ rights of appraisal. Lakeland common stock is currently listed on NASDAQ, a national securities exchange, and is expected to continue to be so listed until the occurrence of the merger. In addition, Lakeland shareholders will receive as consideration in the merger shares of Provident common stock, which shares are currently listed on the NYSE, a national securities exchange, and are expected to be so listed at the effective time, and cash in lieu of fractional shares. Accordingly, Lakeland shareholders are not entitled to any dissenters’ rights of appraisal in connection with the merger.